Exhibit 4.1

ENVESTNET, INC., as Issuer,

ENVESTNET ASSET MANAGEMENT, INC., as Guarantor,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of May 25, 2018

1.75% Convertible Notes due 2023

v

		Page

Section 19.15.	Calculations	99
Section 19.16.	Withholding Taxes	99
Section 19.17.	U.S.A. Patriot Act	99

SCHEDULE

Schedule A	Make-Whole Table	Sch-1

EXHIBIT

Exhibit A	Form of Note	A-1

INDENTURE, dated as of May 25, 2018 among ENVESTNET, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), Envestnet Asset Management, Inc., a Delaware corporation, as guarantor (the “Guarantor,” as more fully set forth in Section 1.01), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 1.75% Convertible Notes due 2023 (the “Notes”), initially in an aggregate principal amount not to exceed $345,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture in order to fully and unconditionally guarantee the Company’s obligations under the Indenture and the Notes;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, the Guarantee a valid, binding and legal obligation of the Guarantor, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company and the Guarantor covenant and agree with the Trustee for the benefit of each other and for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 14.02(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Agent” means any Registrar, Paying Agent, Custodian, Conversion Agent, or Bid Solicitation Agent.

“Authorized Officer” means, when used with respect to the Company or the Guarantor, the Chairman of the Board of Directors, a Vice Chairman, the President, the Chief Financial Officer, the Chief Investment Officer, the Chief Accounting Officer, the General Counsel or the Secretary, of the Company or the Guarantor, as the case may be.

“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy” or any other law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

“Bid Solicitation Agent” means, initially, the Company, or any other person the Company may appoint in the future to determine a Trading Price for the Notes as may be required pursuant to Section 14.01(b)(ii).

“Blockage Notice” has the meaning specified in Section 13.03.

“Board of Directors” means the board of directors of the Company or of the Guarantor, as the case may be, or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which state or federally chartered banking institutions in New York, New York are authorized or required to be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

“Cash Settlement” shall have the meaning specified in Section 14.04(a).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 14.04(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.005 per share, at the date of this Indenture, subject to Section 14.11.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed in the name of the Company by an Authorized Officer of the Company, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.03(a).

“Conversion Notice” shall have the meaning specified in Section 14.03(a).

“Conversion Period” with respect to any Note surrendered for conversion means:

(i)    subject to clause (ii), if the relevant Conversion Date occurs prior to the Final Settlement Method Election Date, the 25 consecutive Trading Day period beginning on, and including, the second Trading Day immediately following the related Conversion Date;

(ii)    if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Section 16.02 and prior to the relevant Redemption Date, the 25 consecutive Trading Days beginning on, and including, the 26th Scheduled Trading Day immediately preceding such Redemption Date; and

(iii)    if the relevant Conversion Date occurs on or after the Final Settlement Method Election Date, the 25 consecutive Trading Day period beginning on, and including, the 26th Scheduled Trading Day immediately preceding the Maturity Date.

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 190 S. LaSalle Street, 10th Floor, MK-IL-SLTR, Chicago, IL 60603, Attention: Global Corporate Trust and Escrow Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facility” means the second amended and restated credit agreement dated as of July 18, 2017 among the Company, the guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of Montreal, as Administrative Agent, BMO Capital Markets Corp., as sole lead arranger and sole book runner and Citizens Bank, N.A. and KeyBank National Association, as co-syndication agents, as such agreement may be further amended (including any amendment and restatement thereof), supplemented or otherwise modified or replaced from time to time by one or more credit and/or other agreements, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement, whether by the same or any other agent, lender or group of lenders.

“Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each Trading Day during the Conversion Period, one-twenty fifth (1/25th) of the product of (i) the Conversion Rate on such Trading Day and (ii) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Measurement Value” shall have the meaning specified in Section 14.04(a)(vi).

“Daily Settlement Amount” shall have the meaning specified in Section 14.04(a)(vi).

“Daily VWAP” of the Common Stock (or any security that is part of the Reference Property underlying the Notes, if applicable), in respect of any Trading Day, means the per share volume-weighted average price of Common Stock (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “ENV <equity> AQR” (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of such Reference Property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day or, if such volume-weighted average price is unavailable (or such Reference Property is not a security), the market value of one share of Common Stock (or such Reference Property) on such Trading Day as determined by a nationally recognized independent investment banking firm retained by the Company for such purpose. The Daily VWAP will be determined without regard to after-hours trading or any other trading outside the regular trading session.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Purchase Price, principal and interest, including Additional Interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company.

“Effective Date” shall have the meaning specified in Section 14.02(b).

“eligible guarantor institution” shall mean an institution meeting the definition of “Eligible Guarantor Institution” in Rule 17Ad-15 under the Exchange Act.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Settlement Method Election Date” means the 30th Scheduled Trading Day prior to the Maturity Date .

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Free Convertibility Date” means December 15, 2022.

“Fundamental Change” shall mean the occurrence of any of the following:

(i)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the Company’s and its Subsidiaries’ employee benefit plans, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing such person or group, as the case may be, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the common equity of the Company representing more than 50% of the voting power of all shares of the Company’s common equity (provided, however, that this clause (i) shall not apply to any transaction covered in clause (ii) below, including any exception thereto); or

(ii)	consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination of the Common Stock) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries; provided, however, that a transaction described in clauses (A) and (B) pursuant to which the holders of all classes of the Company’s common equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of the total voting power of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be deemed a Fundamental Change;

(iii)	the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv)	the Common Stock or other common stock into which the Notes are convertible ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, a Fundamental Change as a result of clause (ii) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by holders of Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New

York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to Section 14.02).

“Fundamental Change Expiration Time” has the meaning specified in Section 15.02(b)(i).

“Fundamental Change Purchase Date” has the meaning specified in Section 15.02(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 15.02(b)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 15.02(a).

“Fundamental Change Purchase Right Notice” has the meaning specified in Section 15.02(c).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Guarantee” means the guarantee by the Guarantor of the Company’s obligations under this Indenture in accordance with the provisions of Article 17 hereof.

“Guarantor” shall have the meaning specified in the first paragraph of this Indenture, and its successors and assigns, in each case, until the Guarantee has been released in accordance with the provisions of this Indenture.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” means, with respect to any Person, (i) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (vii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (i) through (vi) above.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means each June 1 and December 1 of each year, beginning on December 1, 2018.

“Irrevocable Election” has the meaning specified in Section 14.04(a)(iv).

“Last Reported Sale Price” of the Common Stock on any Trading Day means the closing per share sale price (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m. (New York City time) on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system); provided that if the closing sale price of the Common Stock is not so reported, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Lender” means any lender under the Credit Facility.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (ii) of the definition thereof).

“Market Disruption Event” means (i) a failure by the New York Stock Exchange, or if the Common Stock is not listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed, to open for trading or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The New York Stock Exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date” means June 1, 2023.

“Maximum Conversion Rate” has the meaning specified in Section 14.02(b).

“Merger Transaction” shall have the meaning specified in Section 11.01.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Offering Memorandum” means the preliminary offering memorandum dated May 21, 2018, as supplemented by the related pricing term sheet dated May 22, 2018, relating to the offering and sale of the Notes.

“Officer’s Certificate,” when used with respect to the Company or the Guarantor, means a certificate that is delivered to the Trustee and that is signed by an Authorized Officer of the Company or the Guarantor, as the case may be. Each such certificate shall include the statements provided for in Section 19.05 if and to the extent required by the provisions of such Section.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing, signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 19.05 if and to the extent required by the provisions of such Section 19.05.

“Optional Redemption” shall have the meaning specified in Section 16.01.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)    Notes theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;

(b)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)    Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)    Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;

(e)    Notes redeemed pursuant to Article 16; and

(f)    Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10.

“pay the Guarantee” has the meaning specified in Section 18.03.

“pay the Notes” has the meaning specified in Section 13.03.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Payment Blockage Period” has the meaning specified in Section 13.03.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or any portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice” shall have the meaning specified in Section 16.02(a).

“Redemption Notice Date” shall have the meaning specified in Section 16.05.

“Redemption Period” shall have the meaning specified in Section 14.02(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 14.11(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding the applicable June 1 or December 1 Interest Payment Date, respectively.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, in each case having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means (i) a day that is scheduled to be a Trading Day (as defined in this Section 1.01 for the applicable purpose) on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed for trading or (ii) if the Common Stock is not listed on any such securities exchange or market, a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Indebtedness” means the principal of, premium, if any, on, interest on (including interest, to the extent allowable, accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), termination payments with respect to or in connection with, and all fees, costs, expenses, reimbursement amounts, indemnities and other amounts accrued or due on or in connection with, Indebtedness of the Company or the Guarantor, as the case may be, whether outstanding on the date of this Indenture or hereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company or the Guarantor (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), except for Indebtedness that by its terms expressly provides that it shall be subordinated to the Notes or the Guarantee, as the case may be.

“Settlement Amount” has the meaning specified in Section 14.04(a)(v).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Share Exchange Event” shall have the meaning specified in Section 14.11(a).

“signature guarantee program” shall mean a program meeting the requirements of Rule 17Ad-15(g) under the Exchange Act.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” shall have the meaning specified in Section 14.04(a)(vi).

“Spin-Off” shall have the meaning specified in Section 14.06(c).

“STAMP” shall have the meaning specified in Section 2.05(a).

“Stock Price” means (1) if holders of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change, the cash amount paid per share of Common Stock or (2) (a) if holders of Common Stock receive any consideration other than cash in such Make-Whole Fundamental Change or (b) if a Make-Whole Fundamental Change occurs other than a Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change or (c) in connection with a conversion during a Redemption Period, the average of the Last Reported Sales Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the relevant Make-Whole Fundamental Change or the relevant Redemption Notice Date, as the case may be.

“Stock Settlement” shall have the meaning specified in Section 14.04(a).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Surviving Entity” shall have the meaning specified in Section 11.01(a).

“Trading Day” means (a) except for purposes of determining Settlement Amounts pursuant to Section 14.04, a day on which (i) The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading, in each case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or market, and (ii) a Last Reported Sale

Price for the Common Stock is available on such securities exchange or market, or (b) for purposes of determining Settlement Amounts pursuant to Section 14.04 only, a day on which (i) there is no Market Disruption Event and (ii) The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading, in either case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or market. For the purposes of both (a) and (b) of this definition, if the Common Stock is not so listed, “Trading Day” means a Business Day.

“Trading Price” of the Notes means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $2,000,000 principal amount of the Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers that the Company shall select; provided that if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided further that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If on any date of determination (i) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Notes from an independent nationally recognized securities dealer, (ii) if the Company shall have failed to request the Bid Solicitation Agent (if other than the Company) to obtain bids when required or (iii) if the Bid Solicitation Agent has failed to obtain bids when required, then, in each any such case, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for the Notes on such date.

“Trading Price Condition” has the meaning specified in Section 14.01(b)(ii).

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.06(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Valuation Period” shall have the meaning specified in Section 14.06(c).

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “1.75% Convertible Notes due 2023.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $345,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay interest (i) on any Physical Notes either by check mailed to each such Holder at their address as it appears in the Note Register or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)    The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)    The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any of its officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, an Officer’s Certificate and an Opinion of Counsel with respect to such matters as the Trustee may reasonably request, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by a Responsible Officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 19.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the officers of the Company, although at the date of the execution of this Indenture any such Person was not such an officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon Company Order, authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Note Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing with such signature guaranteed by an eligible guarantor institution meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other signature guarantee program as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if any portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or any portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person for any aspect of the records relating to or the delivery of any notice (including any Fundamental Change Purchase Notice) or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC. The Company has entered into a letter of representations with the Depositary in the form provided by the Depositary, and the Trustee and each agent of the Company or the Trustee are hereby authorized to act in accordance with such letter and the applicable procedures of the Depositary.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF ENVESTNET, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)	TO A PERSON THAT IT REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or any portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or any portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be cancelled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, cancelled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, cancelled by the Trustee in accordance with its standard procedures. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, cancelled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Note Registrar or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF ENVESTNET, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)	TO A PERSON THAT IT REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e) Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the

Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company, the Trustee and the Note Registrar may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be cancelled promptly by it, and no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Notes in accordance with its customary procedures.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10. Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date and, in some cases, the issue price, the first interest accrual date and first Interest Payment Date) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have one or more separate CUSIP numbers. The Notes issued on the date of this Indenture and any additional Notes shall be treated as a single class for all purposes under this Indenture, including for purposes of voting. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 19.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. This Indenture shall, upon request of the Company contained in an Officer’s Certificate, cease to be of further effect, and the Trustee, at the expense of the Company, shall execute any and all proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Purchase Date, upon conversion or otherwise, cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s conversion obligation, sufficient to pay all of the outstanding Notes (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Section 3.02. Deposited Monies and Shares to be Held in Trust by Trustee. Subject to Section 3.03, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 3.01 shall be held in trust for the sole benefit of the Holders, and such monies and shares of Common Stock, if any, shall be applied by the Trustee to the payment, either directly or through the Paying Agent or Conversion Agent (including the Company if acting as the Paying Agent or Conversion Agent), to the Holders of the particular Notes for the payment or settlement of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums due and and to become due thereon for principal and interest or the satisfaction of the Company’s conversion obligation, as the case may be, and payment of all other sums due under this Indenture.

Section 3.03. Paying Agent or Conversion Agent to Repay Monies and Shares Held. Upon the satisfaction and discharge of this Indenture, all monies and shares of Common Stock, if any, then held by the Paying Agent or Conversion Agent (if other than the Trustee) shall, upon written request of the Company, be repaid or delivered to the Company or paid or delivered to the Trustee, and thereupon such Paying Agent or Conversion Agent shall be released from all further liability with respect to such monies and shares of Common Stock, if any.

Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest on or other obligations under, or to satisfy the Company’s conversion obligation with respect to, the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or interest on, or other obligations under, such Notes or the Company’s conversion obligation, as the case may be, shall have become due and payable, shall be repaid or delivered to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder of any of the Notes shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 3.04. Reinstatement. If the Trustee or the Paying Agent or Conversion Agent is unable to apply any money or shares of Common Stock in accordance with Section 3.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.01 until such time as the Trustee or the Paying Agent or Conversion Agent is permitted to apply all such money or shares of Common Stock in accordance with Section 3.02; provided, however, that if the Company makes any payment of interest on or principal of any Note or delivery of shares in respect of its conversion obligation following the reinstatement of its obligations, the company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or shares of Common Stock held by the Trustee or Paying Agent or Conversion Agent.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office or another office or agency of the Trustee in the United States as designated by the Trustee.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the United States where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion. The Company may subsequently appoint a different office or agency as the office or agency in the United States where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion. Notices and demands to or upon the Company in respect of the Notes and this Indenture may be served to the Company at the address specified in Section 19.03.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)    that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)    that it will give the Trustee notice of any default by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes; and

(iii)    that at any time during the continuance of any such default, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05. Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06. Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.

(b) The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor electronic filing system) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system, it being understood that the Trustee shall not be responsible for determining whether such filings have been made.

(c) Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes (it being understood that a restricted CUSIP borne by the note during this period shall not be deemed for purposes of this Section 4.06(d) to cause the Notes not to be freely tradable)), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that have been the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes). As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e) If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed (or deemed removed pursuant to this Indenture), the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding for each day from, and including, such 380th day until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes).

(f) Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g) Notwithstanding the foregoing, in no event shall Additional Interest accrue under the terms of this Indenture (aggregating any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e) with any Additional Interest payable pursuant to Section 6.03) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(h) If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver an Officer’s Certificate to the Trustee on or before the Regular Record Date for each Interest Payment Date on which such Additional Interest is payable setting forth the accrual period and the amount of such Additional Interest in reasonable detail. The Trustee may provide a copy of such Officer’s Certificate or other notice received from the Company relating to Additional Interest to any Holder upon request. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee (i) within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2018) an Officer’s Certificate stating whether the signer thereof has knowledge of any Event of Default that occurred during the previous year and whether the Company, to the officer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and (ii) within 30 days after the occurrence thereof, written notice of any events that would constitute an Event of Default, their status and what action the Company is taking or proposing to take in respect thereof. Any notice required to be given under this Section 4.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.09. Further Instruments and Acts. Upon request of the Trustee, the Company and the Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10. Future Subsidiary Guarantees. The Company shall cause each Subsidiary that guarantees payment by the Company of any unsecured debt securities of the Company issued by the Company in an offering registered pursuant to the Securities Act or in an offering exempt from such registration pursuant to Rule 144A and/or Regulation S thereunder to execute and deliver to the Trustee a supplemental indenture pursuant to Section 10.01 under which such Subsidiary will guarantee payment of the Notes and the obligations of the Company to the Trustee under the Indenture on terms substantially similar to the guarantee of such debt securities. If any such Subsidiary shall no longer provide such a guarantee with respect to any such debt securities, the Company may execute and deliver to the Trustee pursuant to Section 10.01 a further supplemental indenture in order to remove such guarantee of the Notes by such Subsidiary.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each May 15 and November 15 in each year beginning with May 15, 2019, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)    default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)    default in the payment of principal of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required purchase in connection with any Fundamental Change, upon declaration of acceleration or otherwise;

(c)    failure by the Company to pay or deliver, as the case may be, the Settlement Amount owing upon conversion of any Note within five days;

(d)    failure by the Company to provide timely written notice pursuant to Section 14.01(b)(ii) or 14.01(b)(iii) or to timely provide a Fundamental Change Purchase Right Notice in accordance with the terms provided in Section 15.02(c) and, in either case, such failure is not cured within five days after the due date for such notice;

(e)    failure by the Company to comply with its obligations under Article 11;

(f)    failure by the Company to perform any other covenant required of it as provided in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in subsections (a) through (e) above) and such failure continues for 90 days after written notice thereof has been received by the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding (with a copy to the Trustee);

(g)    default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable after any applicable grace period or (ii) constituting a failure to pay the principal of any such debt when due and payable after any applicable grace period at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h)    the Company or any Significant Subsidiary thereof shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(i)    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary thereof seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days;

(j)    a final judgment, entered in a court of competent jurisdiction, for the payment of $10.0 million (or its foreign currency equivalent) or more rendered against the Company or any Significant Subsidiary, which judgment is not covered by insurance (other than with respect to customary deductibles) or not paid, discharged or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(k)    the Guarantee by the Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason cease to be in full force and effect except to the extent contemplated by this Indenture and the Guarantee, or the Guarantor, or any Person acting on its behalf, shall deny or disaffirm the Guarantor’s obligation under the Guarantee.

Section 6.02. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing, then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes then outstanding to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences (except with respect to nonpayment of principal, including the Redemption Price and the Fundamental Change Purchase Price, if applicable, or interest with respect to the failure to deliver the consideration due upon conversion) if:

(1) such rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction; and

(2) all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes (including any Redemption Price or Fundamental Change Purchase Price, if applicable) that shall have become due solely by such declaration of acceleration, shall have been cured or waived pursuant to Section 6.09

No such rescission or annulment shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, if so elected by the Company, the sole remedy for any Event of Default relating to the Company’s failure to comply with Section 4.06(b), will for the first 360 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to (i) 0.25% of the principal amount of Outstanding Notes during the first 180 calendar days after the occurrence of such an Event of Default during which such Event of Default is continuing and (ii) 0.50% of the principal amount of Outstanding Notes for each day from the 181st day to, and including, the 360th calendar day after the occurrence of such an Event of Default during which such Event of Default is continuing. If the Company so elects, the Additional Interest payable under this Section 6.03 will be payable on all Outstanding Notes from and including the date on which such Event of Default first occurs, to and including the 360th day thereafter, or such earlier date on which such Event of Default has been cured or waived. On the 361st day after such Event of Default (or earlier, if the Event of Default is cured or waived prior to such 361st day), Additional Interest payable pursuant to this Section 6.03 will cease to accrue and, to the extent the Event of Default is continuing after such 361st day, the Notes will be immediately subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 6.03 upon an Event of Default in accordance with this paragraph, or elects to pay Additional Interest but does not pay such Additional Interest when due, the Notes will be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay the Additional Interest payable pursuant to this Section 6.03 as the sole remedy during the first 360 days after the occurrence of an Event of Default relating to the failure to comply with Section 4.06(b) in accordance with the provisions of this paragraph, the Company must notify all Holders, the Trustee and the Paying Agent of such election prior to the beginning of such 360 day period (which period shall not commence until the expiration of the 90-day period set forth in Section 6.01(f) above). Upon the failure to timely give all Holders, the Trustee and the Paying Agent such notice, the Notes will be immediately subject to acceleration as provided in this Section 6.02.

If the Company so elects, Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes. Payment of the Redemption Price, Fundamental Change Purchase Price, principal and interest that are not made when due shall accrue interest at the then-applicable interest rate from the required payment date.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee or the requisite Holders as set forth in Section 6.02, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof or holder of Senior Indebtedness, or to authorize the Trustee to vote in respect of the claim of any Holder or holder of Senior Indebtedness in any such proceeding. The Trustee may vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes and after an Event of Default any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06;

Second, to the holders of Senior Indebtedness to the extent required by Article 13;

Third, to the payment of the amounts then due and unpaid upon the Notes for principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) and any interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Notes for principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) and any interest, respectively; and

Fourth, to the payment of the remainder, if any, to the Person or Persons entitled thereto.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Purchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)    such Holder previously shall have given to the Trustee notice of an Event of Default and of the continuance thereof, as herein provided;

(b)    Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in respect of such Event of Default in its own name as Trustee hereunder;

(c)    such Holders shall have offered to the Trustee such indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred therein or thereby;

(d)    the Trustee for 60 days after its receipt of such notice, request and offer of such indemnity or security, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)    no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09;

it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07. Proceedings by Trustee. In case an Event of Default is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with law or this Indenture or that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except a default (i) described in Section 6.01(a), 6.01(b) or 6.01(c) that has not been cured pursuant to the provisions of Section 6.01, or (ii) in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing, and the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge send to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all such Defaults, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Purchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of trust officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Purchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)    prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)    the Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Indenture;

(d)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g)    in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h)    in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent, or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent, or transfer agent; and

(i)    the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust fund.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)    the Trustee may conclusively rely and shall be fully protected in acting upon or refraining from action in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, Opinion of Counsel, Officer’s Certificate, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order or an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)    the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance upon such advice or Opinion of Counsel;

(d)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)    the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)    the Trustee shall not be personally liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)    the Trustee shall not be required to give any bond or surety in respect of the execution of the trust fund created hereby or the powers granted hereunder; and

(i)    in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such Affiliate is acting as a subagent of the Trustee or for any third Person or dealing as principal for its own account.

In no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such

Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes. The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officer’s Certificates, Company Orders and any other matters or directions pursuant to this Indenture.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Indenture or of the Notes or of the Guarantees. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee makes no representation as to and shall not be responsible for any statement or recital herein or any statement in the Offering Memorandum or any other document in connection with the sale of the Notes. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company or the Guarantor. The Trustee shall have no obligation to independently determine or verify if any Fundamental Change, Make-Whole Fundamental Change, Merger Transaction, or any other event has occurred or notify the Holders of any such event.

Section 7.04. Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent (if other than the Company or any Affiliate thereof) or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar.

Section 7.05. Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law. The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee, in any capacity under this Indenture, from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its negligence or willful misconduct. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (or actions in respect thereof) incurred without negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves (including reasonable attorneys’ fees and costs) against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officer’s Certificate or Opinion of Counsel as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and/or Opinion of Counsel delivered to the Trustee, and such Officer’s Certificate and/or Opinion of Counsel, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the delivering of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application(which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this

Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders. The Company and the Guarantor, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)    to cure any ambiguity or correct any omission, defect or inconsistency contained herein;

(b)    to provide for the assumption by a successor Corporation, Surviving Entity or other successor Person of the obligations of the Company or the Guarantor contained herein;

(c)    to add guarantees with respect to the Notes and to remove guarantees in accordance with the terms of this Indenture;

(d)    to secure the Notes;

(e)     to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(f)    to increase the Conversion Rate as provided in this Indenture or make provisions with respect to conversion rights of the Holders pursuant to Section 14.07;

(g)    to make any change that does not adversely affect the rights of any Holder;

(h)    to evidence the acceptance or appointment of a successor Person to the Trustee and the assumption of such successor Person of the obligations of the Trustee hereunder;

(i)    to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum.

Upon the written request of the Company, the Trustee is hereby authorized to, and shall join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, except that the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Guarantor and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and the Guarantor, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)    reduce the percentage in principal amount of the Notes then outstanding, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver under this Indenture (including any waiver of past defaults pursuant to Section 6.09);

(b)    reduce the rate or extend the time of payment of any interest on any Note;;

(c)    reduce the principal of or extend the Maturity Date of any Note;

(d)    make any change that impairs or adversely affects the conversion rights of any Notes;

(e)    reduce the Fundamental Change Purchase Price or Redemption Price of any Note or amend or modify in any manner adverse to the Holders of the Notes, the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)    make any Note payable in a currency other than that stated in the Note;

(g)    change the provisions of Article 13 or Article 18 hereof in a manner adverse to Holders of the Notes;

(h)    impair the right of any Holder to receive payment of the principal amount of (including the Redemption Price or Fundamental Change Purchase Price, if applicable), or interest on, a Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i)    impair or adversely affect the right of Holders to convert the Notes or otherwise modify provisions with respect to conversion, or reduce the Conversion Rate, subject to such modifications as are required under this Indenture;

(j)    modify any of the provisions of this Section 10.02 or in the waiver provisions of Section 6.02 or 6.09, except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder; or

(k)    other than in accordance with the provisions of this Indenture, eliminate the Guarantee or modify the Guarantee in a manner adverse to Holders of Notes.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 19.10) upon Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 19.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that and as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture.

Section 10.06. Effect on Senior Indebtedness. No supplemental indenture shall directly or indirectly modify or eliminate the provisions of Article 13 or Article 18 in any manner which might terminate or impair the subordination of the Notes or the Guarantee to Senior Indebtedness without the prior written consent of the holders of such Senior Indebtedness.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01. Consolidation, Merger and Sale of Assets. The Company shall not consolidate with or merge with or into or sell, convey, transfer or lease all or substantially all of its properties and assets to any other Person (any such transaction or series of transactions, a “Merger Transaction”), unless:

(a)    either (i) the Company is the resulting, surviving or transferee Person or (ii) the resulting, surviving or transferee Person (if other than the Company) (the “Surviving Entity”), (1) is a Corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) the Surviving Entity (if other than the Company) expressly assumes, by a supplemental indenture executed and delivered to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(b)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)    either the Company or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 11 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 11.02. Successor Substituted. Upon any consolidation of the Company with, or merger with or into or sale of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with this Section 11.02, the successor Person formed by such consolidation or which the Company is merged with or into or sold or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of the Company’s properties and assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. Indenture, Notes and Guarantee Solely Corporate Obligations. No recourse for the payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price) of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or the Guarantor or of any successor corporation, either directly or through the Company or the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations and that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

ARTICLE 13

SUBORDINATION

Section 13.01. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the indebtedness evidenced by the Notes is an unsecured obligation and such indebtedness and all rights with respect thereto will be subordinated in right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full in cash of the Company’s obligations under the Credit Facility and that the subordination is for the benefit of and enforceable by the Lenders. The Notes shall in all respects rank pari passu in right of payment with all other existing and future Senior Indebtedness of the Company other than indebtedness under the Credit Facility, and shall rank senior to any future subordinated Indebtedness of the Company; and other than indebtedness under the Credit Facility only Indebtedness of the Company that is secured shall rank senior to the Notes in accordance with the provisions set forth herein to the extent of the value of the assets securing such Indebtedness.

Section 13.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to its creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(a)    the Lenders shall be entitled to receive payment in full in cash of such amounts owing under the Credit Facility before Holders shall be entitled to receive any payment of principal of or interest, if any, on, or any other amounts due in respect of the Notes from the Company; and

(b)    until the Lenders are paid in full in cash, any payment or distribution or other amount to which Holders would be entitled but for this Article 13 shall be made to the Lenders as their interests may appear, except that Holders may receive shares of Capital Stock and any debt securities that are subordinated to the Credit Facility to at least the same extent as the Notes.

Section 13.03. Default on Credit Facility. The Company may not pay the principal of and interest on the Notes, make any deposit pursuant to Article 3 or otherwise repurchase or otherwise retire any Notes (collectively, “pay the Notes”) if:

(a)    any amounts owing under the Credit Facility are not paid in full in cash when due; or

(b)    any default under the Credit Facility occurs and the maturity of the Credit Facility is accelerated in accordance with its terms unless, in either case:

(i)    the default has been cured or waived and any such acceleration has been rescinded; or

(ii) any amounts owing under the Credit Facility and the have been paid in full in cash;

provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Administrative Agent with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing.

During the continuance of any default (other than a default described in clause (a) or (b) of the preceding paragraph) with respect to the Credit Facility pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Administrative Agent specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (b) by repayment in full in cash of all amounts owing under the Credit Facility or (c) because no default with respect to the Credit Facility is continuing).

Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 13.03), the Company may resume payments on the Notes after the end of such Payment Blockage Period, unless the Lenders or the representative thereof shall have accelerated the maturity of the Credit Facility, and such amounts owing under the Credit Facility have not been repaid in full in cash.

Section 13.04. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Trustee (provided that a Responsible Officer of the Trustee shall have received written notice of such Event of Default from the Company or Holders, as applicable) shall promptly notify the Administrative Agent. If any amounts owing under the Credit Facility are outstanding, the Company may not pay the Notes until five Business Days after the Administrative Agent receives notice of such acceleration and, thereafter, may pay the Notes only if this Article 13 otherwise permits payment at that time.

Section 13.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Holders that because of this Article 13 should not have been made to them, the Holders who receive the payment or distribution shall hold it in trust for the Lenders and pay it over to them as their interests may appear. The Trustee shall have no obligation to advise the Holders of their obligations or Lenders of their rights under this Section 13.05.

Section 13.06. Subrogation. After all amounts owing under the Credit Facility are paid in full in cash and until the Notes are paid in full, Holders shall be subrogated to the rights of the Lenders to receive distributions applicable to the Credit Facility. A distribution made under this Article 13 to the Lenders which otherwise would have been made to Holders is not, as between the Company and the Holders, a payment by the Company on the Credit Facility.

Section 13.07. Relative Rights. This Article 13 defines the relative rights of Holders and the Lenders. Nothing in this Indenture shall:

(a)    impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest, if any, on, and all other amounts due to Holders with respect to, the Notes in accordance with their terms; or

(b)    prevent the Trustee or any Holder from exercising its available remedies upon an Event of Default, subject to the rights of the Lenders to receive distributions otherwise payable to Holders.

Section 13.08. Subordination May Not Be Impaired by Company. No right of any Lender to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 13.09. Rights of Trustee and Paying Agent. Notwithstanding Section 13.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 13. The Company, the Administrative Agent and any Lender may give such notice.

The Trustee in its individual or any other capacity may be a Lender with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee, to the extent that it is a Lender, shall be entitled to all the rights set forth in this Article 13 with respect to the Credit Facility as any other Lender; and nothing in this Indenture shall deprive the Trustee of any of its rights as a Lender. Nothing in this Article 13 shall apply to claims of, or payments to, the Trustee under or pursuant to any Section of this Indenture.

Section 13.10. Distribution or Notice to Administrative Agent. Whenever a distribution is to be made or a notice is to be given to Lenders, the distribution may be made and the notice may be given to the Administrative Agent.

Section 13.11. Article 13 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 13 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 13 shall have any effect on the right of Holders or the Trustee to accelerate the maturity of the Notes.

Section 13.12. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 13, the Trustee and the Holders shall be entitled to rely

(a)    upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 are pending,

(b)    upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to Holders or

(c)    upon the Administrative Agent

for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Lenders and other holders of indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a Lender to participate in any payment or distribution pursuant to this Article 13, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts owing to such Person under the Credit Facility, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 13, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 13.13. Trustee to Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the Lenders as provided in this Article 13 and appoints the Trustee as attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 13.02 at least 30 days prior to the expiration of the time to file such claims the Administrative Agent is hereby authorized to file an appropriate proof in any such proceeding.

Section 13.14. Trustee Not Fiduciary for Lenders. The Trustee shall not be deemed to owe any fiduciary duty to the Lenders and shall not be liable to any such Lenders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any Lenders shall be entitled by virtue of this Article 13 or otherwise.

Section 13.15. Reliance by Lenders on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each Lender, whether Indebtedness under the Credit Facility was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Indebtedness under the Credit Facility and such Lenders shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Indebtedness under the Credit Facility.

ARTICLE 14

CONVERSION OF NOTES

Section 14.01. Conversion Privilege. (a) Subject to the conditions and during the periods described in Section 14.01(b), and upon compliance with the provisions of this Article 14, a Holder shall have the right to surrender for conversion all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of its Notes at any time until the close of business on the Business Day immediately preceding the Free Convertibility Date. On and after the Free Convertibility Date and until the close of business on the second Scheduled Trading Day immediately prior to the Maturity Date, a Holder shall have the right to surrender all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of its Notes for conversion, regardless of whether any of the conditions described in section 14.01(b) have been satisfied, upon compliance with the provisions of this Article 14. Upon conversion of Notes, the holder shall be entitled to receive the amounts due upon conversion specified in Section 14.04 based on the applicable Conversion Rate then in effect. The Conversion Rate in effect at any time shall be subject to adjustment in the manner set forth herein.

(b) Subject to the conditions and during the periods described in this section 14.01(b), a Holder shall have the right to surrender its Notes for conversion at any time until the close of business on the Business Day immediately preceding the Free Convertibility Date.

(i)    Prior to the close of business on the Business Day immediately preceding the Free Convertibility Date, a Holder may surrender all or any portion of its Notes for conversion during any calendar quarter commencing after the quarter ending June 30, 2018 (and only during such calendar quarter) if the Last Reported Sale Price of the Common Stock for at least twenty (20) Trading Days (whether or not consecutive) in the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the Conversion Price of the Notes in effect on each applicable Trading Day.

(ii)    If, prior to the close of business on the Business Day immediately preceding the Free Convertibility Date, the Trading Price per $1,000 principal amount of the Notes on each Trading Day during any five consecutive Trading Day period is less than 98% of (x) the Last Reported Sale Price of the Common Stock on such Trading Day multiplied by (y) the Conversion Rate in effect on such Trading Day, a Holder may surrender its Notes for conversion at any time during the following five consecutive Business Days (the “Trading Price Condition”).

The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Notes unless the Company shall have requested such determination; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, it shall have no obligation to determine the Trading Price) unless a Holder of a Note provides the Company with reasonable evidence that the trading price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If the Trading Price Condition has been met, the Company shall so notify the Holders of the Notes and the Trustee. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders of the Notes and the Trustee.

(iii)    If, prior to the close of business on the Business Day immediately preceding the Free Convertibility Date, the Company elects to issue or distribute, as the case may be, to all or substantially all holders of Common Stock:

(x)    rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 45 days from the announcement date for such distribution, Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such issuance; or

(y)    cash, debt securities (or other evidence of indebtedness) or other assets or securities (including, for the avoidance of doubt, any rights, options or warrants that are not described in clause (i) above, but excluding dividends or distributions described in Section 14.06(a)), which distribution has a per share value exceeding 10% of the Last Reported Sale Price of Common Stock as of the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company shall notify Holders at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date and the Company’s announcement that such issuance or distribution will not take place. A Holder may not convert any of its Notes under this subsection (iii) if the Company provides that Holders of the Notes shall participate, at the same time and upon the same terms as holders of Common Stock and as a result of holding the Notes, in the relevant distribution described above without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate on the record date for the distribution multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iv)    If, prior to the close of business on the Business Day immediately preceding the Free Convertibility Date, (x) a Fundamental Change or a Make-Whole Fundamental Change occurs or (y) the Company is a party to (a) a consolidation, merger, binding share exchange, pursuant to which the Common Stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, to another person, the Notes may be surrendered for conversion at any time from or after the date that on which the Company shall provide the notice specified below until the Close of Business (i) if such transaction is a Fundamental Change, on the Business Day immediately preceding the Fundamental Change Purchase Date, and, (ii) otherwise, on the 35th Business Day immediately following the effective date for such transaction. The Company will notify the Holders and the Trustee of any such transaction:

(A)    as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction; or

(B)    if the Company does not have knowledge of such transaction at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the Business Day following the actual effective date of such transaction.

(v)    If, prior to the close of business on the Business Day immediately preceding the Free Convertibility Date, the Company calls all or any portion of the Notes for redemption pursuant to Article 16, then a Holder may surrender all or any portion of its Notes for conversion at any time prior to the close of business on the Scheduled Trading Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert the Notes shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert all or any portion of its Notes until the Redemption Price has been paid or duly provided for.

Section 14.02. Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or an Optional Redemption.

(a) If (i) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date or (ii) the Company calls all or any portion of the Notes for Optional Redemption and a Holder elects to convert its Notes (A) in connection with such Make-Whole Fundamental Change or (B) during the period from, and including, the Redemption Notice Date for such Optional Redemption until the close of business on the Scheduled Trading Day immediately preceding the related Redemption Date (any such period, a “Redemption Period”), then, in either case the Company shall increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) under the circumstances and as set forth below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Conversion Notice is received by the Conversion Agent (or in the case of Global Notes, the relevant Conversion Notice in accordance with the Depositary’s applicable procedures) from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (ii) of the definition thereof, the 35th Scheduled Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or during a Redemption Period, the Company shall, at its option, satisfy its conversion obligation by Stock Settlement, Cash Settlement or Combination Settlement in the manner specified in Section 14.04. However, if the consideration paid to holders of the Common Stock in any Make-Whole Fundamental Change described in the clause (ii) of the definition of Fundamental Change is composed entirely of cash, then, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the conversion of a Note shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall, for each $1,000 principal amount of Notes converted, be deemed to be an amount of cash equal to the product of (i) the Conversion Rate in effect on the applicable Conversion Date (as increased by any number of Additional Shares required by this Section 14.02) multiplied by (ii) such Stock Price. In such event, the Company will pay such amount of cash to a converting Holder on the second Business Day following the applicable Conversion Date.

(b) The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions in connection with a Make-Whole Fundamental Change or during a Redemption Period as set forth in Section 14.02(a) shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) or the Redemption Notice Date, as the case may be, and the Stock Price. The exact Stock Price and Effective Date or Redemption Notice Date may not be set forth in the table attached as Schedule A hereto, in which case:

(i)    if the Stock Price is between two Stock Prices in the table or the Effective Date or Redemption Notice Date is between two dates in the table, the number of

Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices or the earlier and later dates based on a 365-day year;

(ii)    if the Stock Price is greater than $250.00 per share (subject to adjustment in the same manner as the Stock Prices pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate; and

(iii)    if the Stock Price is less than $52.55 per share (subject to adjustment in the same manner as the Stock Prices pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding anything herein to the contrary, the Company shall not increase the Conversion Rate to more than 19.0294 shares of Common Stock (the “Maximum Conversion Rate”) per $1,000 in principal amount of Notes pursuant to the events described in this Section 14.02; provided the Company shall adjust the Maximum Conversion Rate upon the occurrence of any event for which, and in the same manner in which, it must adjust the Conversion Rate pursuant to Section 14.06.

(c) The Stock Prices set forth in the first row of the table in Schedule A hereto (i.e., the column headers) and the number of Additional Shares in the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted as set forth in Section 14.06. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The numbers of Additional Shares within the table attached as Schedule A hereto shall each be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.06.

(d) In the event that a conversion of Notes during a Redemption Period would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the applicable Redemption Notice Date or the Effective Date of the applicable Make-Whole Fundamental Change, and the later event will be deemed not to have occurred for purposes of this Section 14.02.

(e) The Company shall notify the Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 14.03. Exercise of Conversion Privilege

(a) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Note, transfer such Note to the Conversion Agent through the facilities of the Depository and comply with the applicable conversion procedures of the Depository in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in

Section 14.04(d) and, if required, pay all taxes or duties, if any, as set forth in Section 14.09 and (ii) in the case of a Physical Note, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the Form of Notice of Conversion set forth in Exhibit A hereto (or a facsimile thereof) (a “Conversion Notice”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the conversion obligation to be registered, (B) surrender such Note, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay all transfer or similar taxes, if any, as set forth in Section 14.09 and (D) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.04(d). The Company shall pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of Common Stock upon conversion of the Notes, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay the tax. A Note shall be deemed to have been converted on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this Section 14.03.

If the Holder of a Note has submitted such Note for purchase upon a Fundamental Change, such Holder may only convert such Note if it validly withdraws its Fundamental Change Purchase Notice prior to the Fundamental Change Expiration Time, in accordance with Section 15.02(c).

(b) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, upon receipt of an Officer’s Certificate, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Section 14.04. Settlement of Conversion Obligation. The provisions of this Section 14.04 shall be subject to the provisions of Section 14.08.

(a) Upon conversion of any Note, the Company may choose to satisfy its conversion obligation by paying or delivering, as the case may be, to converting Holders, in respect of each $1,000 principal amount of Notes being converted, either (1) solely cash (“Cash Settlement”), (2) shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 14.05 (“Stock Settlement”) or (3) a combination of cash and shares of Common Stock, if any, with a particular Specified Dollar Amount (“Combination Settlement”), as set forth in this Section 14.04.

(i)    All conversions on or after the Final Settlement Method Election Date, and all conversions for which the relevant Conversion Date occurs after the issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, shall be settled using the same Settlement Method. If the Company has not delivered to the Trustee and all Holders a written notice of its election of a Settlement Method on or prior to the Final Settlement Method Election Date, the Company shall, with respect to any conversions on or after the Final Settlement Method Election Date, be deemed to have elected to satisfy its conversion obligation using Combination Settlement with a Specified Dollar Amount of $1,000, unless the Company has previously irrevocably elected another Settlement Method or Combination Settlement with a different Specified Dollar Amount as described in Section 14.04(a)(iv).

(ii)    In the case of any conversions for which the relevant Conversion Date occurs after the date of issuance of a Redemption Notice and prior to the related Redemption Date, if the Company has not specified its election of a Settlement Method in the related Redemption Notice, the Company will, with respect to any conversions on or after the date of issuance of the Redemption Notice and prior to the related Redemption Date, be deemed to have elected to satisfy its conversion obligation using Combination Settlement with a Specific Dollar Amount of $1,000, unless the Company has previously irrevocably elected another Settlement Method or Combination Settlement with a different Specified Dollar Amount as described in Section 14.04(a)(iv).

(iii)    For all conversions prior to the Final Settlement Method Election Date (except for any conversions for which the relevant Conversion Date occurs after the issuance of a Redemption Notice but prior to the related Redemption Date), the Company shall use the same Settlement Method for all conversions occurring on any given Conversion Date. Except for any conversions that occur (A) on or after the Final Settlement Method Election Date, (B) after the issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, or (C) following any Irrevocable Election as described in Section 14.04(a)(iv), the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates. If the Company elects a particular Settlement Method in connection with any conversion prior to the Final Settlement Method Election Date (other than any conversion for which the relevant Conversion Date occurs after the issuance of a Redemption Notice but prior to the related Redemption Date), unless the Company has previously made an Irrevocable Election pursuant to Section 14.04(a)(iv), the Company shall inform Holders so converting through the Trustee of the Settlement Method the Company has selected (including the Specified Dollar Amount, if applicable), no later than the close of business on the Trading Day immediately following the related Conversion Date. If the Company does not timely make such an election, or if the Company elects Combination Settlement in respect of its conversion obligation, but the Company does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, the Company shall be deemed to have elected Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes with respect to such conversion.

(iv)    Prior to the Final Settlement Method Election Date, the Company may, by written notice to Holders, at its option irrevocably elect Stock Settlement, Cash Settlement or Combination Settlement with a particular Specified Dollar Amount, for all conversions with a Conversion Date subsequent to the Company’s delivery of such notice (any such election, an “Irrevocable Election”).

(v)    The amount of cash, if any, and the number of shares of Common Stock, if any, that the Company is required to pay or deliver, as the case may be, in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)    if the Company elects to satisfy its conversion obligation through Stock Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (together with cash in lieu of fractional shares as set forth in Section 14.05);

(B)    if the Company elects to satisfy its conversion obligation through Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive Trading Days during the related Conversion Period; and

(C)    if the Company elects (or is deemed to have elected) to satisfy its conversion obligation through Combination Settlement, the Company shall deliver to Holders, in respect of each $1,000 principal amount of Notes being converted, an amount of cash and shares of Common Stock equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive Trading Days during the related Conversion Period.

(vi)    The “Daily Settlement Amount” for each of the 25 consecutive Trading Days of the applicable Conversion Period, will consist of:

(A)    cash equal to the lesser of (i) a dollar amount per $1,000 principal amount of Notes to be received upon conversion as specified by the Company pursuant to Section 14.04(a)(i), (ii) or (iii), as the case may be (the “Specified Dollar Amount”), if any, divided by 25 (such quotient being referred to as the “Daily Measurement Value”) and (ii) the Daily Conversion Value; and

(B)    to the extent the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value for such Trading Day, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP of the Common Stock for such Trading Day.

(vii)    Payment or delivery, as the case may be, of the consideration due upon conversion shall be made (A) in the case of Stock Settlement, two Business Days after the Conversion Date, unless such Conversion Date occurs following the Regular Record Date immediately preceding the Maturity Date, in which case the Company shall make such delivery (and payment, if applicable) on the Maturity Date or (B) in the case of any other Settlement Method, two Business Days after the last Trading Day of the Conversion Period; provided, however, that, in the case of clause (A) or (B), if prior to the Conversion Date for any converted Notes the Common Stock has been replaced by Reference Property consisting solely of cash pursuant to Section 14.12, the Company shall pay the consideration due in respect of conversion on the second Business Day immediately following the related Conversion Date, and, notwithstanding anything to the contrary herein, no Conversion Period shall apply to those conversions.

(viii)    As a result of the provisions set forth in this Section 14.04(a), in the case of Cash Settlement or Combination Settlement, if a Market Disruption Event occurs on a Scheduled Trading Day during the Conversion Period, or if such Scheduled Trading Day is not a Trading Day for any other reason, then the Daily Conversion Value or Daily Settlement Amount, as applicable, will be determined on the next following Trading Day and delivery of the settlement amount will be delayed accordingly. No interest will accrue on account of such delay.

(b) Each conversion shall be deemed to have been effected immediately prior to the close of business on the relevant Conversion Date; provided, however, that the Person in whose name any shares of Common Stock shall be issuable upon such conversion shall be treated as the Holder of record of such shares as of the close of business on the Conversion Date (in the case of Stock Settlement) or the last Trading Day of the relevant Conversion Period (in any other case).

(c) Any cash amounts due upon conversion by a Holder of Notes surrendered for conversion shall be paid by the Company to such Holder, or such Holder’s nominee or nominees. In addition, the Company shall issue, or shall cause to be issued, any shares of Common Stock due upon conversion to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depository (together with any cash in lieu of fractional shares).

(d) Upon conversion, a Holder shall not receive any additional cash payment for accrued and unpaid interest, if any, except as set forth in this clause (d), and the Company shall not adjust the Conversion Rate to account for accrued and unpaid interest. Except as set forth in this subsection (d), the Company’s settlement of the conversion of a Note pursuant to this Section 14.04 shall be deemed to satisfy its obligation to pay the principal amount of such Note and accrued and unpaid interest thereon, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of a Note into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the foregoing, if a Note is converted after the close of business on a Regular Record Date, the Holder of such Note at the close of business on such Regular Record Date shall receive the interest payable on such Note on the corresponding Interest Payment Date notwithstanding such conversion. A Note surrendered for conversion after the close of business on any Regular Record Date but prior to the open of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest that will be payable on such Interest Payment Date on the Note so converted; provided, however, that no such payment need be made:

(i)    if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date;

(ii)    if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date;

(iii)    with respect to any Note surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date; or

(iv)    only to the extent of any overdue interest, if any overdue interest remains unpaid at the time of conversion with respect to such Note.

Therefore, for the avoidance of doubt, all Holders at the close of business on the Regular Record Date immediately preceding the Maturity Date or any Redemption Date or Fundamental Change Purchase Date will receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether the Notes have been converted following such Regular Record Date.

Section 14.05. Fractions of Shares. The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock otherwise issuable upon conversion based on the Daily VWAP of the Common Stock on the relevant Conversion Date (in the case of Stock Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Conversion Period (in the case of any other Settlement Method). For each Note surrendered for conversion, if the Company has elected to satisfy its conversion obligation through Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Conversion Period and any fractional share remaining after such computation shall be paid in cash. In addition, if more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.

Section 14.06. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows, except that the Conversion Rate shall not be adjusted if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.06 without having to convert their Notes as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Notes held by such Holders divided by $1,000:

(a)	In case the Company shall exclusively issue shares of Common Stock as a dividend or distribution on shares of the outstanding Common Stock, or shall effect a share split into a greater number of shares of Common Stock or a share combination into a lesser number of shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or immediately prior to the open of business on the effective date of such share split or share combination, as applicable; and

OS1 =	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this subsection (a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (a) is announced but not so paid or made, or any share split or combination of the type described in this clause (a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b)	If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the record date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this subsection (b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this subsection (b) and for purposes of Section 14.01(b)(iii)(x), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)	If the Company distributes shares of Capital Stock, evidences of indebtedness of the Company, other assets or property of the Company or rights, options or warrants to acquire Capital Stock or other securities of the Company, to all or substantially all holders of the Common Stock, excluding:

(i)    dividends, distributions, rights, options or warrants as to which as adjustment was effected pursuant to Section 14.06(a) or 14.06(b);

(ii)    dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.06(d);

(iii)    distributions of Reference Property pursuant to a transaction specified in Section 14.12; and

(iv)    Spin-Offs as to which the provisions set forth below in this Section 14.06(c) shall apply,

then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0 =	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of Common Stock, without having to convert its Notes, the amount and kind of Capital Stock of the Company, evidences of indebtedness of the Company, other assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the record date for the distribution.

Any increase made under the portion of this Section 14.06(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”) the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the Valuation Period;

CR1 =	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 14.06(c) shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the last Trading Day of the Conversion Period in respect of any conversion, references in the definition of “FMV0” relating to Spin-Off’s above to 10 Trading Days shall be deemed to be replaced, solely in respect of such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Conversion Period.

Rights, options or warrants distributed by the Company to all or substantially all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this subsection (c) (and no adjustment to the Conversion Rate under this subsection (c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this subsection (c). Subject to Section 14.06(i), if any such rights, options or warrants are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). Subject to Section 14.06(i), in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this subsection (c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of this Section 14.06(c) and Sections 14.06(a) and 14.06(b), any dividend or distribution to which this Section 14.06(c) is applicable that also includes shares of Common Stock to which Section 14.06(a) applies or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 14.06(b) applies, shall be deemed instead to be (1) a dividend or distribution of the shares of Capital Stock, evidences of indebtedness or other assets or property, other than such shares of Common Stock or such rights, options or warrants, to which this Section 14.06(c) applies (and any Conversion Rate adjustment required by this Section 14.06(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Sections 14.06(a) and 14.06(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall under this Section 14.06(c) be substituted as “the Ex-Dividend Date” within the meaning of Section 14.06(a) and Section 14.06(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the open of business on the Ex-Dividend Date or immediately prior to the open of business on the effective date of such share split or combination, as applicable” within the meaning of Section 14.06(a) or “outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution” within the meaning of Section 14.06(b).

(d)	If any cash dividend or distribution is made by the Company to all or substantially all holders of outstanding Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share that the Company distributes holders of Common Stock.

Any increase made under this Section 14.06(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution; provided that if any dividend or distribution described in this Section 14.06(d) is declared but not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared, effective as of date the Board of Directors determines not to pay such a dividend or distribution.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such cash dividend or distribution.

(e)	If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 =	the Conversion Rate in effect immediately after the close of business on 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires.

The adjustment to the Conversion Rate under this Section 14.06(e) shall occur at the close of business on the 10th Trading Day immediately following, and including the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following and including the Trading Day next succeeding the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate. If the Trading Day next succeeding the expiration date is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references in the definition of “SP1” above to 10 consecutive Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date, to and including, the last Trading Day of such Conversion Period.

(f) If:

(i)    the Company elects to satisfy its conversion obligation through Combination Settlement and shares of Common Stock are deliverable for a given Trading Day within the Conversion Period applicable to Notes that a Holder has converted,

(ii)    the record date, effective date or expiration date for any distribution or transaction that requires an adjustment to the Conversion Rate as described in subsections (a), (b), (c), (d) and (e) of this Section 14.06 occurs on or after the first Trading Day of the relevant Conversion Period and on or prior to the last Trading Day of such Conversion Period,

(iii)    the number of such shares of Common Stock is calculated (x) for a Trading Day in such Conversion Period that occurs on or prior to such record date, effective date or expiration date and (y) based on a Conversion Rate that is not adjusted as described in subsections (a), (b), (c), (d) and (e) of this Section 14.06 in respect of such distribution or transaction, and

(iv)    the shares a Holder will receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because such shares were not held on a related record date or otherwise), then the Company shall adjust the number of shares that the Company will deliver to you in respect of the relevant Trading Day as the Company determines appropriate in good faith to reflect the relevant distribution or transaction.

(g)    If a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Note on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date pursuant to Section 14.04(b) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions and settlement provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock such Holder is entitled to receive upon conversion on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

In addition, if a Holder converts a Note, Combination Settlement is applicable to such Note and the Daily Settlement Amount for any Trading Day during the Conversion Period applicable to such Note:

(i)    is calculated based on a Conversion Rate adjusted on account of any distribution or transaction described in subsections (a), (b), (c), (d) and (e) of this Section 14.06; and

(ii)    includes any shares of Common Stock that entitle their holder to participate in such event;

then, notwithstanding the foregoing Conversion Rate adjustment provisions and settlement provisions, (x) such Conversion Rate adjustment shall only be made for such converting Holder for such Trading Day to the extent of the cash or other consideration (other than shares of Common Stock entitled to participate in such event) included in the Daily Settlement Amount for such Trading Day and (y) with respect to such shares of Common Stock, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h) Notwithstanding any of the foregoing, the applicable Conversion Rate will not be adjusted:

(i)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in subclause (ii) and outstanding as of the date the Notes were first issued;

(iv)    for a change in the par value of the Common Stock; or

(v)    for accrued and unpaid interest, if any.

(i) To the extent that the Company has a rights plan in effect upon conversion of the Notes (i.e., a poison pill), converting Holders of the Notes shall receive, in addition to any Common Stock received in connection with such conversion, the rights under such rights plan, unless prior to such conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants pursuant to Section 14.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(j) In addition to those adjustments required by subsections (a), (b), (c), (d), (e) and (f) of this Section 14.06, and to the extent permitted by applicable law and applicable listing rules of The New York Stock Exchange and any other securities exchange on which the Company’s securities are then listed, (i) the Company in its sole discretion from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days so long as such increase is irrevocable during such period and the Board of Directors determines that such increase would be in the Company’s best interest and (ii) the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) of Common Stock or similar events.

(k) Adjustments to the Conversion Rate shall be calculated to the nearest one-ten thousandth (1/10,000) of a share.

(l) For purposes of this Section 14.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m) Whenever any provision of the Indenture requires the Company to calculate Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts or the Stock Price for purposes of a Make-Whole Fundamental Change over a span of multiple days, the Board of Directors shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, expiration date or effective date of the event occurs, at any time during the period for which such Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts or the Stock Price is to be calculated. For the avoidance of doubt, the adjustments made pursuant to this subsection (m) shall be made without duplication of any adjustment made pursuant to subsection (f) of this Section 14.06. Neither the Trustee nor the Conversion Agent shall have any responsibility for any of the foregoing calculations or determinations.

(n) For purposes of this Section 14.06, the term “record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise), and the term “effective date” shall mean the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Section 14.07 Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided, the Company shall compute the adjusted Conversion Rate in accordance herewith and shall prepare a certificate signed by the Chief Financial Officer or principal accounting officer of the Company setting forth the adjusted Conversion Rate and describing in reasonable detail the facts upon which such adjustment is based. Such certificate shall promptly be filed with the Trustee and with the Conversion Agent (if other than the Trustee), and the Company shall also notify the holders of the adjustment. Failure to deliver any such certificate or notice shall not affect the validity of such adjustment.

Section 14.08. Company To Reserve Common Stock. The Company shall at all times and from time to time reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock that is not committed for any other purpose, for the purpose of issuance upon conversion of Notes, a number of shares of Common Stock equal to the product of (a) the Maximum Conversion Rate and (b) the aggregate principal amount of Outstanding Notes divided by $1,000.

Section 14.09. Taxes on Conversions. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance of shares of Common Stock upon any conversion of Notes hereunder; provided that the Company shall not be required to pay any tax that is due because the converting Holder requests such shares to be issued in a name other than such Holder’s name, and no such issuance shall be made unless and until the Holder has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 14.10. Certain Covenants. Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action that it reasonably determines is necessary to ensure that the Company may validly and legally issue a number of shares of Common Stock equal to the Maximum Conversion Rate (giving effect to such prospective adjustment), and that such shares would be considered fully paid under applicable law.

Section 14.11. Provision in Case of Reclassification, Consolidation, Merger or Sale.

(a) In the case of:

(i)    any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(ii)    any consolidation, merger or combination involving the Company;

(iii)    any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv)    any statutory share exchange,

in each case, in which holders of outstanding Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock (“Reference Property” and any such transaction, a “Share Exchange Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted hereby providing that, at and after the effective time of such Share Exchange Event, Holders of each $1,000 principal amount of Notes will be entitled to convert their Notes into the kind and amount of Reference Property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive upon such Share Exchange Event; provided that at and after the effective time of any such Share Exchange Event, (i) the Company will continue to have the right to determine the Settlement Method applicable to any conversion of Notes, unless the Company has previously made an Irrevocable Election pursuant to Section 14.04(a)(iv), (ii) any amount otherwise payable in cash upon conversion of the Notes pursuant to Section 14.04(a)(v) shall continue to be payable in cash, (iii) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes pursuant to Section 14.04(a)(v) shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Share Exchange Event and (iv) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Share Exchange Event. Such supplemental indenture shall also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set described in Section 14.06. If the Reference Property in respect of any such Share Exchange Event includes shares of stock, securities or other property or assets of a company other than the successor or purchasing Person, as the case may be, in such Share Exchange Event, such other company shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to purchase their Notes upon a Fundamental Change pursuant to Article 14, as the Board of Directors reasonably considers necessary by reason of the foregoing. If the Notes become convertible into Reference Property pursuant to this Section 14.11 or such a supplemental indenture, the Company shall notify the Trustee in writing and issue a press release containing the relevant information and make such press release available on the Company’s website. Throughout Article 14, if the Common Stock has been replaced by Reference Property as a result of any Share Exchange Event, references to Common Stock are intended to refer to such Reference Property, subject to the provisions of such supplemental indenture.

For purposes of this Section 14.11, the type and amount of consideration that holders of Common Stock are entitled to in the case of Share Exchange Events that cause Common Stock to be converted into the right to receive more than a single type of consideration because the holders of Common Stock have the right to elect the type of consideration they receive shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock.. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made. If the Holders receive only cash in any Share Exchange Event, then for all conversions that occur after the effective date of such Share Exchange Event (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the relevant Conversion Date (as may be increased by any Additional Shares), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (ii) the Company shall satisfy its conversion obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.11.

(b) The above provisions of this Section 14.11 shall similarly apply to successive Share Exchange Events.

Section 14.12. Responsibility of Trustee for Conversion Provisions. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any

Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any other Conversion Agent, subject to the provisions of Article 7, shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent, subject to the provisions of Article 7, shall not be responsible for any failure of the Company contained in this Article 14.

Section 14.13. Notice to Holders Prior to Certain Actions. In case of:

(a)    any action by the Company or any Subsidiary thereof that would require an adjustment to the Conversion Rate under Section 14.06;

(b)    any Share Exchange Event;

(c)    any voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries; or

(d)    any Merger Transaction;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture excluding, for the avoidance of doubt, Section 14.07), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be sent to each Holder at such Holder’s address appearing on the Note Register, as promptly as practicable but in any event at least five calendar days prior to the applicable date specified in clause (x) or (y) below (or, if later, no more than two Business Days following the date on which the Company knows of the applicable date specified in clause (x) or (y) below), a notice stating (x) the date on which a record is to be taken for the purpose of such action by the Company or its Subsidiary or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or its Subsidiary, or (y) the date on which such Share Exchange Event, Merger Transaction, dissolution, liquidation or winding up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Share Exchange Event, Merger Transaction, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the operation of any provision herein consequent on such event.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01. Intentionally Omitted.

Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes or any portion thereof that is equal to $1,000 or a multiple of $1,000 principal amount, on the date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days and not more than 35 calendar days following the date of the Fundamental Change Purchase Right Notice (as defined below) at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if Notes are purchased pursuant to this Section 15.02 on a Fundamental Change Purchase Date that falls after the close of business on a Regular Record Date but at or prior to the close of business on the corresponding Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date, in which case, the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes being purchased.

(b) Purchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)    delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Note during the period between the delivery of the Fundamental Change Purchase Right Notice and the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”); and

(ii)    delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time during period between the delivery of the Fundamental Change Purchase Notice and the Fundamental Change Expiration Time (together with all necessary endorsements, if the Notes are Physical Notes) at the corporate trust office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Fundamental Change Purchase Notice shall state:

(A)    if certificated, the certificate numbers of Notes to be delivered for purchase;

(B)    the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple thereof; and

(C)    that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Purchase Notice must comply with applicable Depositary procedures.

The Company shall be required to purchase, pursuant to Article 15, Notes that have been validly surrendered and not withdrawn on the Fundamental Change Purchase Date pursuant to Section 15.03.

Notes to be purchased pursuant to this Section 15.02 shall be paid for in cash.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 15.03.

Any Note that is to be purchased only in part shall be, if certificated, surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Note so surrendered, or, if a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby for the purchased portion of the principal of the Note.

(c) The Company shall give the Trustee and Paying Agent and each Holder a written notice of the Fundamental Change within 20 calendar days after the occurrence of such Fundamental Change (such notice, the “Fundamental Change Purchase Right Notice”) and of the purchase right at the option of Holders arising as a result thereof. Such notice shall be either by first class mail or, with respect to Global Notes, in accordance with the Depositary’s notice procedures. Simultaneously with providing such Fundamental Change Purchase Right Notice, the Company shall publish a notice containing the information included therein on the Company’s website or through such other public medium as the Company may use at such time.

The Fundamental Change Purchase Right Notice shall specify (if applicable):

(i)    the events causing the Fundamental Change;

(ii)    the effective date of the Fundamental Change;

(iii)    the last date on which a Holder may exercise the purchase right pursuant to this Article 15;

(iv)    the Fundamental Change Purchase Price;

(v)    the Fundamental Change Purchase Date;

(vi)    the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)    the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii)    that Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Section 15.02; and

(ix)    the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

(d) Notwithstanding anything to the contrary herein, no Notes may be purchased by the Company at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Fundamental Change Purchase Date (except in the case of an acceleration resulting from the Company’s default in the payment of the Fundamental Change Purchase Price with respect to such Notes).

(e) Notwithstanding anything to the contrary in this Article 15, the Company shall not be required to make a Fundamental Change purchase offer pursuant to a Fundamental Change Purchase Notice upon a Fundamental Change if a third party makes the Fundamental Change purchase offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Article 15 and purchases all Notes properly tendered and not withdrawn under the Fundamental Change purchase offer.

Section 15.03. Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn, in whole or in part, by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Purchase Right Notice at any time until the Fundamental Change Expiration Time, specifying:

(i)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)    if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, and

(iii)    the principal amount, if any, of such Note that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the withdrawal notice must comply with appropriate procedures of the Depositary.

Section 15.04. Deposit of Fundamental Change Purchase Price. (a)    On or prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to purchase on the Fundamental Change Purchase Date all of the Notes to be repurchased on such date at the Fundamental Change Purchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for each Note surrendered for purchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made on the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Purchase Price in Section 15.02), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee (or other Paying Agent) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Purchase Price.

(b) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to purchase on the Fundamental Change Purchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Purchase Date, then on and after the Fundamental Change Purchase Date (i) such Notes shall cease to be outstanding and interest, if any, shall cease to accrue on such Notes, whether or not book-entry transfer of the Notes has been made and whether or not the Notes have been delivered to the Trustee or Paying Agent and (ii) all other rights of the Holders of such Notes shall terminate, other than (A) the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Notes, and (B) if the Fundamental Change Purchase Date falls after a Regular Record Date and on or prior to the related Interest Payment Date the right of the Holder on such Regular Record Date to receive the interest payable on such Interest Payment Date.

Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any offer to purchase the Notes pursuant to this Article 15, the Company shall, if required:

(i)    comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

(ii)    file a Schedule TO or any successor or similar schedule under the Exchange Act, if required; and

(iii)    otherwise comply with all applicable federal and state securities laws, in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified herein.

ARTICLE 16

OPTIONAL REDEMPTION

Section 16.01. Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to June 5, 2021. On or after June 5, 2021, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at the Company’s option, at the Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last trading day of such period) ending on, and including, any of the five Trading Days immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 16.02.

Section 16.02. Notice of Optional Redemption; Selection of Notes. (a) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request together with the notice to be given received by the Trustee not less than 5 calendar days prior to the proposed Redemption Notice Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 35 nor more than 55 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee and the Paying Agent. The Redemption Date must be a Business Day.

(b) The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to deliver such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall identify the Notes and specify:

(i)    the Redemption Date;

(ii)    the Redemption Price;

(iii)    that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)    the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)    that Holders may surrender their Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi)    the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Cash Amount, if applicable;

(vii)    the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.02;

(viii)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes and that no representation is made as to the correctness or adequacy of the CUSIP, ISIN or other similar numbers, if any, listed in such notice or printed on the Notes; and

(ix)    in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d) If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of a Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) in accordance with the applicable procedures of the Depositary, in the case of Global Notes, and by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate, in the case of Notes in certificated form. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 16.03. Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 16.04. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Section 16.05. Increase In Conversion Rate Upon Conversion During a Redemption Period. If the Company issues a Redemption Notice as set forth in Section 16.02 and a Holder elects to convert its Notes from, and including, the date on which the Company issues the Redemption Notice (the “Redemption Notice Date”) until the end of the related Redemption Period, the Company shall, under certain circumstances, increase the applicable Conversion Rate for such Notes surrendered for conversion as described in Section 14.02(a).

ARTICLE 17

NOTE GUARANTEE

Section 17.01. Guarantee. (a) The Guarantor, hereby unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that (i) the principal of and interest on the Notes will be paid in full when due, whether at the Maturity Date, a Redemption Date or a Fundamental Change Purchase Date, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed or observed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed or observed in accordance with the terms of the extension or renewal, whether at the Maturity Date, a Redemption Date or a Fundamental Change Purchase Date, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 17.03 hereof.

The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.

(b) The Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to the Notes except by complete performance of the obligations contained therein, this Indenture and the Guarantee. The Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal or interest on such

Note, whether at the Maturity Date, a Redemption Date or a Fundamental Change Purchase Date, by acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce the Guarantor’s Guarantee without first proceeding against the Company. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of the Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 17, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

(d) The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(e) Neither the Company nor the Guarantor shall be required to make a notation on the Notes to reflect the Guarantee or any release, termination, suspension or discharge thereof in accordance with the terms of this Indenture.

Section 17.02. Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 17.03. Limitation of Liability. The Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee by the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

Section 17.04. Subrogation. The Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of Section 17.01; provided, however, that if an Event of Default has occurred and is continuing, the Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 17.05. Reinstatement. The Guarantor hereby agrees that the Guarantee provided for in Section 17.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or the Guarantor.

Section 17.06. Release of a Guarantor. Notwithstanding the foregoing, the Guarantee by the Guarantor of the Notes shall be automatically and unconditionally released and discharged (i) upon any sale or other disposition of all or substantially all the assets of the Guarantor (including by way of merger or consolidation or any sale of all of the Capital Stock of the Guarantor) to a Person that is not the Company or an Affiliate of the Company; or (ii) the payment in full of all principal of, and interest on, the Notes.

Section 17.07. Benefits Acknowledged. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Guarantee and waiver pursuant to the Guarantee is knowingly made in contemplation of such benefits.

ARTICLE 18

SUBORDINATION OF GUARANTEE

Section 18.01. Agreement to Subordinate. The Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations evidenced by the Guarantee is an unsecured obligation and such obligations and all rights with respect thereto will be subordinated in right of payment, to the extent and in the manner provided in this Article 18, to the prior payment in full in cash of the Guarantor’s obligations under the Credit Facility and that the subordination is for the benefit of and enforceable by the Lenders. The Guarantee shall in all respects rank pari passu in right of payment with all other existing and future Senior Indebtedness of the Guarantor other than indebtedness under the Credit Facility, and shall rank senior to any future subordinated Indebtedness of the Guarantor; and other than indebtedness under the Credit Facility only Indebtedness of the Guarantor that is secured shall rank senior to the Guarantee in accordance with the provisions set forth herein to the extent of the value of the assets securing such Indebtedness.

Section 18.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Guarantor to its creditors upon a total or partial liquidation or a total or partial dissolution of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property:

(a)    the Lenders shall be entitled to receive payment in full in cash of such amounts owing under the Credit Facility before Holders shall be entitled to receive any payment of principal of or interest, if any, on, or any other amounts due in respect of the Notes from the Guarantor; and

(b)    until the Lenders are paid in full in cash, any payment or distribution or other amount to which Holders would be entitled but for this Article 18 shall be made to the Lenders as their interests may appear, except that Holders may receive shares of Capital Stock and any debt securities that are subordinated to the Credit Facility to at least the same extent as the Notes.

Section 18.03. Default on Credit Facility. The Guarantor may not make any payment pursuant to the Guarantee, make any deposit pursuant to Article 3 or otherwise repurchase or otherwise retire any Notes (collectively, “pay the Guarantee”) if:

(a)    any amounts owing under the Credit Facility are not paid in full in cash when due; or

(b)    any default under the Credit Facility occurs and the maturity of the Credit Facility is accelerated in accordance with its terms unless, in either case:

(i) the default has been cured or waived and any such acceleration has been rescinded; or

(ii) any amounts owing under the Credit Facility and the have been paid in full in cash;

provided, however, that the Guarantor may pay the Guarantee without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Administrative Agent with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing.

During the continuance of any default (other than a default described in clause (a) or (b) of the preceding paragraph) with respect to the Credit Facility pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Guarantor may not pay the Guarantee for a Payment Blockage Period commencing upon the receipt by the Trustee (with a copy to the Company) of a Blockage Notice of such default from the Administrative Agent specifying an election to effect a Payment Blockage Period and ending

179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (b) by repayment in full in cash of all amounts owing under the Credit Facility or (c) because no default with respect to the Credit Facility is continuing).

Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 18.03), the Guarantor may resume payments on the Guarantee after the end of such Payment Blockage Period, unless the Lenders or the representative thereof shall have accelerated the maturity of the Credit Facility, and such amounts owing under the Credit Facility have not been repaid in full in cash.

Section 18.04. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Trustee (provided that a Responsible Officer of the Trustee shall have received written notice of such Event of Default from the Company or Holders, as applicable) shall promptly notify the Administrative Agent. If any amounts owing under the Credit Facility are outstanding, the Guarantor may not pay the Guarantee until five Business Days after the Administrative Agent receives notice of such acceleration and, thereafter, may pay the Guarantee only if this Article 18 otherwise permits payment at that time.

Section 18.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Holders that because of this Article 18 should not have been made to them, the Holders who receive the payment or distribution shall hold it in trust for the Lenders and pay it over to them as their interests may appear. The Trustee shall have no obligation to advise the Holders of their obligations or Lenders of their rights under this Section 18.05.

Section 18.06. Subrogation. After all amounts owing under the Credit Facility are paid in full in cash and until the Notes are paid in full, Holders shall be subrogated to the rights of the Lenders to receive distributions applicable to the Credit Facility. A distribution made under this Article 18 to the Lenders which otherwise would have been made to Holders is not, as between the Guarantor and the Holders, a payment by the Guarantor on the Credit Facility.

Section 18.07. Relative Rights. This Article 18 defines the relative rights of Holders and the Lenders. Nothing in this Indenture shall:

(a)    impair, as between the Guarantor and the Holders, the obligation of the Guarantor, which is absolute and unconditional, to make payments under the Guarantee to Holders in accordance with its terms; or

(b)    prevent the Trustee or any Holder from exercising its available remedies upon an Event of Default, subject to the rights of the Lenders to receive distributions otherwise payable to Holders.

Section 18.08. Subordination May Not Be Impaired by the Guarantor. No right of any Lender to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Guarantor or by its failure to comply with this Indenture.

Section 18.09. Rights of Trustee and Paying Agent. Notwithstanding Section 18.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 18. The Company, the Administrative Agent and any Lender may give such notice.

The Trustee in its individual or any other capacity may be a Lender with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee, to the extent that it is a Lender, shall be entitled to all the rights set forth in this Article 18 with respect to the Credit Facility as any other Lender; and nothing in this Indenture shall deprive the Trustee of any of its rights as a Lender. Nothing in this Article 18 shall apply to claims of, or payments to, the Trustee under or pursuant to any Section of this Indenture.

Section 18.10. Distribution or Notice to Administrative Agent. Whenever a distribution is to be made or a notice is to be given to Lenders, the distribution may be made and the notice may be given to the Administrative Agent.

Section 18.11. Article 18 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Guarantee by reason of any provision in this Article 18 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 18 shall have any effect on the right of Holders or the Trustee to accelerate the maturity of the Notes.

Section 18.12. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 18, the Trustee and the Holders shall be entitled to rely

(a)    upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 18.02 are pending,

(b)    upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to Holders or

(c)    upon the Administrative Agent

for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Lenders and other holders of indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 18. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a Lender to participate in any payment or distribution pursuant to this Article 18, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts owing to such Person under the Credit Facility, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 18, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 18.13. Trustee to Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the Lenders as provided in this Article 18 and appoints the Trustee as attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 18.02 at least 30 days prior to the expiration of the time to file such claims the Administrative Agent is hereby authorized to file an appropriate proof in any such proceeding.

Section 18.14. Trustee Not Fiduciary for Lenders. The Trustee shall not be deemed to owe any fiduciary duty to the Lenders and shall not be liable to any such Lenders if it shall mistakenly pay over or distribute to Holders or the Guarantor or any other Person, money or assets to which any Lenders shall be entitled by virtue of this Article 18 or otherwise.

Section 18.15. Reliance by Lenders on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each Lender, whether Indebtedness under the Credit Facility was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Indebtedness under the Credit Facility and such Lenders shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Indebtedness under the Credit Facility.

ARTICLE 19

MISCELLANEOUS PROVISIONS

Section 19.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 19.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 19.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given, delivered or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given, delivered or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Envestnet, Inc., 35 East Wacker Drive, Suite 2400, Chicago, IL 60601 Attention: Secretary. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given, delivered or made, for all purposes, if given, delivered or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format and received by the Trustee.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed; provided that notices given to Holders of Global Notes may be given electronically through the facilities of the Depositary.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 19.04. Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture and that all conditions precedent provided for in this Indenture relating to the proposed action have been satisfied.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent provided for in this Indenture relating to the proposed action have been satisfied.

Section 19.06. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Purchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 19.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 19.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 19.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 19.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 19.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 19.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 19.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

                                                     ,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 19.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 19.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 19.13. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR, THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or other unavailability of the Federal Reserve Bank wire or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 19.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, any Additional Interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 19.16. Withholding Taxes. Each Holder agrees, and each beneficial owner of an interest in a Note by its acquisition of such interest is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, withhold such amounts from payments of cash and shares of Common Stock on the Note (or, in certain circumstances, against any payments on the Common Stock).

Section 19.17.    U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereby agree that they shall provide the Trustee with such information as it may request including, but not limited to, each party’s name, physical address, tax identification number and other information that will help the Trustee identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ENVESTNET, INC., as Issuer

By:	/s/ Judson Bergman
Name: Judson Bergman
Title: Chairman and Chief Executive Officer

ENVESTNET ASSET MANAGEMENT, INC., as Guarantor,

By:	/s/ Judson Bergman
Name: Judson Bergman
Title: Chairman and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda E. Garcia
Name: Linda E. Garcia
Title: Vice President

SCHEDULE A

Effective Date/ Redemption Notice Date						Stock Price
		$ 52.55	$ 55.00	$ 60.00	$ 65.00	$ 68.32	$ 70.00	$ 80.00	$ 90.00	$ 100.00	$ 150.00	$ 200.00	$ 250.00
May 25, 2018		4.3913	3.9776	3.2797	2.7352	2.4391	2.3057	1.6879	1.2808	1.0030	0.4119	0.2254	0.1332
June 1,	2019	4.3913	3.8707	3.1292	2.5582	2.2516	2.1147	1.4926	1.0976	0.8381	0.3280	0.1815	0.1098
June 1,	2020	4.3913	3.7738	2.9685	2.3589	2.0372	1.8951	1.2665	0.8887	0.6542	0.2432	0.1377	0.0857
June 1,	2021	4.3913	3.6538	2.7552	2.0905	1.7487	1.6006	0.9739	0.6313	0.4395	0.1583	0.0934	0.0595
June 1,	2022	4.3913	3.5437	2.4347	1.6751	1.3042	1.1499	0.5629	0.3098	0.1988	0.0775	0.0480	0.0311
June 1,	2023	4.3913	3.5437	2.0287	0.7466	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Sch-1

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ENVESTNET, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF ENVESTNET, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)	TO A PERSON THAT IT REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN.]

Envestnet, Inc.

1.75% Convertible Note due 2023

No. [ ]	Initially$[ ]

CUSIP No. 29404KAC0

ISIN No. US29404KAC09

Envestnet, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.], or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $• in aggregate at any time, in accordance with the rules and procedures of the Depositary, on June 1, 2023, and interest thereon as set forth below.

This Note shall bear interest at the rate of 1.75% per year from May 25, 2018, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 1, 2023. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2018, to Holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the United States, as a place where Notes may be presented for payment or for registration of transfer and exchange.

The Notes shall be fully and unconditionally guaranteed by Envestnet Asset Management, Inc. (the “Guarantor”) pursuant to the terms and conditions set forth in Article 17 of the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, and provisions with respect to the subordination of the Notes on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ENVESTNET, INC.

By:
Name:
Title:

ATTESTED BY:

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Envestnet, Inc.

1.75% Convertible Note due 2023

This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.75% Convertible Notes due 2023 (the “Notes”), initially limited to the aggregate principal amount of $345,000,000 all issued or to be issued under and pursuant to an Indenture dated as of May 25, 2018 (the “Indenture”), among the Company, the Guarantor and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option on or after June 5, 2021 in accordance with the terms and subject to the conditions specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or a multiple thereof, into, at the Company’s election, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

The indebtedness evidenced by the Notes is an unsecured obligation and such indebtedness and all rights with respect thereto will be subordinated in right of payment, to the extent and in the manner provided in Article 13 of the Indenture, to the prior payment in full in cash of the Company’s obligations under the Credit Facility (as defined in the Indenture).

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

Envestnet, Inc.

1.75% Convertible Note due 2023

The initial principal amount of this Global Note is [                ] DOLLARS ($[                ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Envestnet, Inc.

To:   U.S. Bank National Association

190 S. LaSalle Street

10th Floor

Chicago, IL 60603

Re: Envestnet, Inc. 1.75% Convertible Notes due 2023

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or a multiple thereof) below designated, into, at the Company’s election, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.03(a) and Section 14.09 of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares

of Common Stock are to be issued, or

Notes are to be delivered, other than

to and in the name of the registered holder.

Fill in for registration of shares if

to be issued, and Notes if to

be delivered, other than to and in the

name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: Envestnet, Inc.

To:   U.S. Bank National Association

190 S. LaSalle Street

10th Floor

Chicago, IL 60603

Re: Envestnet, Inc. 1.75% Convertible Notes due 2023

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Envestnet, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

U.S. Bank National Association

as Trustee and Note Registrar

190 S. LaSalle Street

10th Floor

Chicago, IL 60603

For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          attorney to transfer the said Note on the books of Envestnet, Inc. (the “Company”), with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐     To the Company or a subsidiary thereof; or

☐     Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐     Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐     Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an approved

signature guarantee medallion program pursuant

to Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered, other

than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.